Exhibit 99.1

Mangoceuticals, Inc. (the “Company”)

Audit Committee Charter

Role:

The Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of and integrity of the accounting, auditing, and reporting practices of the Company, and such other duties as directed by the Board. The Committee’s purpose is to oversee the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent auditor to prepare or issue an audit report on the financial statements of the Company and internal control over financial reporting, and the performance of the Company’s internal audit function and independent auditor. The Committee reviews and assesses the qualitative aspects of financial reporting to stockholders, the Company’s processes to manage business and financial risk, and compliance with significant applicable legal, ethical, and regulatory requirements. The Committee is directly responsible for the appointment (subject to stockholder ratification) compensation, retention, and oversight of the independent auditor.

Membership:

The membership of the Committee will consist of at least three directors of the Company, subject to applicable phase-in rules of the Nasdaq Capital Markets (“Nasdaq”), all of which members shall satisfy the definition of “independent” and the requirements of Audit Committee members set forth under the listing standard of the NASDAQ Capital Market, or such other exchange(s) upon which the Company’s securities are then listed from time to time (the “Exchange”), subject to any exceptions or cure periods that are applicable pursuant to the foregoing requirements and the phase-in periods permitted under the rules of Nasdaq. If the Committee is comprised of at least three members who meet the criteria above, one additional director who is not “independent” as defined under the rules of the Exchange and is not currently an executive officer or employee or a family member of an executive officer, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders and such member otherwise fits within the requirements of the Exchange (with such member being defined as an “Excepted Member”). An Excepted Member may not serve longer than two years. An Excepted Member may not serve longer than two years. An Excepted Member’s service on the Committee will be subject in all cases to the rules and requirements of the Exchange.

At least one member of the Committee shall be a “financial expert” as defined in Regulation S-K, Item 407(d)(5)(ii) and shall have an understanding of generally accepted accounting principles, and be able to read and understand financial statements, including the Company’s balance sheet, statements of operations and statements of cash flow. The Board shall review and designate the Committee member(s) that meets the “financial expert” criteria. All Committee members shall have an understanding of internal control over financial reporting and an understanding of audit committee functions.

No Committee member shall have participated in the preparation of the financial statements of the Company at any time during the three years preceding becoming a member of the Committee (unless such member qualifies as an Excepted Member). The Board appoints the members of the Committee and the chairperson. The Board may remove any member from the Committee at any time with or without cause. Each Committee member may be required to satisfy certain independence requirements of applicable securities laws, rules or guidelines and any other applicable regulatory rules. Determinations as to whether a particular director satisfies the requirements for membership on the Committee shall be made by the full Board.

Generally, no member of the Committee may serve on more than three audit committees of publicly traded companies (including the Audit Committee of the Company) at the same time. For this purpose, service on the audit committees of a parent and its substantially owned subsidiaries, if any, counts as service on a single audit committee.

Operations:

The Board shall designate one member of the Committee to act as its chairperson. The Committee will meet a minimum of four times a year (once a quarter). Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of its proceedings, and will report on its actions and activities at the next quarterly meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment) action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of the Company’s Articles of Incorporation, (b) any provision of the Bylaws of the Company, or (c) the laws of the State of Nevada.

Communications:

The independent auditor reports directly to the Committee. The Committee is expected to maintain free and open communication with the independent auditor, the internal auditors, and management. This communication will include periodic private executive sessions with each of these parties.

Authority:

The Committee’s role is one of an oversight function. The Committee is not intended to replace the Company’s management, internal auditors and outside auditors. It is the responsibility of the Company’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls, and it is the internal and outside auditors’ responsibility to review and, when appropriate, audit these financial statements and internal controls.

The Committee recognizes that the financial management and the internal and outside auditors have more knowledge and information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee cannot provide any expert or special assurance as to the Company’s financial statements or internal controls or any professional certification as to the outside auditors’ work. In carrying out its oversight responsibilities, the Committee shall undertake the activities and have the authority as described in this Charter.

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate outside counsel or other experts or consultants, as it deems appropriate, including sole authority to approve the firms’ fees and other retention terms. The Company will provide the Committee with appropriate funding, as the Committee determines, for the payment of compensation to the Company’s independent auditor, outside counsel, and other advisors as it deems appropriate and administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, including independent counsel. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention. The Committee will have access to the Company’s books, records, facilities, and personnel. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Performance Evaluation:

The Committee shall review its own performance and reassess the adequacy of this Charter at least annually in such manner as it deems appropriate, and submit such evaluation, including any recommendations for change, to the full Board for review, discussion and approval.

Relationship With Auditors:

The Committee shall have sole authority and be directly responsible for the appointment, retention, compensation, oversight, evaluation and termination (subject to stockholder ratification, if applicable) of the work of the Company’s outside auditors engaged, including resolution of disagreements between Company management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The Company’s outside auditors shall report directly to the Committee.

The Committee shall review and pre-approve: (i) auditing services (including those performed for purposes of providing comfort letters and statutory audits) and (ii) non-auditing services that exceed a de minimis standard established by the Committee, which are rendered to the Company by its outside auditors (including fees).

The Committee shall:

(i)	If required by any applicable law or rule of the Exchange (or such other exchange upon which the Company’s securities are listed) request from the outside auditors, at least annually, a written report describing: (a) the outside auditors’ internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review or peer review of the outside auditors, or by any inquiry or investigation by government or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the outside auditors, and any steps taken to deal with any such issues;

(ii)	If required by applicable law or rule of the Exchange (or such other exchange upon which the Company’s securities are listed) review and discuss with the outside auditors any relationships or services that may impact the objectivity and independence of the outside auditors; and

(iii)	Receive from the independent auditor annually a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented by such other standards as may be set by law or regulation or Exchange rules; and discuss with the independent auditor in an active dialogue any such disclosed relationships or services and their impact on the independent auditor’s objectivity and independence and present to the Board its conclusion with respect to the independence of the independent auditor.

After reviewing the foregoing reports and the outside auditors’ work throughout the year, the Committee shall evaluate the outside auditor’s qualifications, performance and independence. This evaluation shall include the review and evaluation of the lead partner(s) of the outside auditors. In making its evaluation, the Committee may take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function) and shall take appropriate action in response to the outside auditors’ report and the opinions of those the Committee consults to satisfy itself of the outside auditors’ independence and adequate performance.

The Committee should further consider whether, in order to assure the continuing independence of the outside auditors, there should be regular rotation of the lead audit partner (in addition to what may already be required by law or regulation).

The Committee shall establish hiring policies with respect to employees and former employees of the outside auditors.

The Committee shall review and discuss with management, the outside auditors and the internal auditors the performance and adequacy of the Company’s internal audit function, including the internal auditors’ responsibilities, budget, and staffing.

Responsibilities:

Financial Statements and Reporting:

1.	Reviewing the disclosures made by the Chief Executive Officer and the Chief Financial Officer in connection with their required certifications accompanying the Company’s periodic reports to be filed with the Securities and Exchange Commission, including disclosures to the Committee of (a) significant deficiencies in the design or operation of internal controls, (b) significant changes in internal controls and (c) any fraud involving management or other employees who have a significant role in the Company’s internal controls.

2.	Reviewing and discussing the Company’s quarterly financial results and related press releases, if any, with management and the independent auditors prior to the release of such information to the public.

Internal Audit:

1.	Reviewing with the management the proposed scope and plan for conducting internal audits of Company operations and obtaining reports of significant findings and recommendations, together with management’s corrective action plans.

2.	Seeking to ensure the corporate audit function has sufficient authority, support and access to Company personnel, facilities and records to carry out its work without restrictions or limitations.

3.	Reviewing the corporate audit function of the Company, including its charter, plans, activities, staffing and organizational structure.

4.	Reviewing progress of the internal audit program, key findings and management’s action plans to address findings.

Compliance:

1.	Periodically reviewing the Company’s policies with respect to legal compliance, conflicts of interest and ethical conduct.

2.	Seeking to ensure the adequacy of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting control or auditing matters, including the confidential anonymous submission of complaints by employees regarding such matters, and including questionable accounting or auditing matters.

3.	Recommending to the Board any changes in ethics or compliance policies that the Committee deems appropriate.

In addition to the above responsibilities and those other responsibilities included in this charter, the Committee will undertake such other duties as the Board of Directors delegates to it, and will report periodically to the Board regarding the Committee’s examinations and recommendations.

Financial Reporting Process and Financial Statements:

The Committee shall meet regularly with management. The Committee shall meet, at least annually, with the Company’s outside auditors in a private session.

The Committee shall review and discuss with management and the outside auditors on a quarterly basis prior to filing quarterly or annual financial statements: (i) the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K) (ii) the quarterly financial statements to be included on Form 10-Q; (iii) the Company’s disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained therein; (iv) the Company’s disclosure controls and procedures (including any significant internal control deficiencies or material weaknesses and any changes implemented in light of material control deficiencies or weaknesses) and (v) any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

In connection with the annual audit and the outside auditors review of the financial information included in the Company’s Quarterly Reports on Form 10-Q, the Committee shall, prior to the filing of the Form 10-K or Form 10-Q, discuss with the outside auditors the results of their audit or review, and the matters required to be discussed by applicable accounting standards. In addition, the Chairman or his designee shall, before the quarterly earnings press releases are released, discuss with the outside auditors the results of their review of quarterly earnings press releases.

The Committee shall request from the Company’s outside auditors and, where applicable, the Company’s internal auditors, timely reports concerning:

a)	Major issues regarding accounting principles and financial statement presentations, including all critical accounting policies and practices and any changes in the selection or application of accounting principles;

b)	All significant financial reporting issues and judgments, including all critical accounting estimates and alternative treatments of financial information within generally accepted accounting principles that have been discussed with the management of the Company, the ramifications of the use of such alternative estimates or treatments and the estimate/treatment preferred by the auditors;

c)	The effect of regulatory or accounting initiatives, as well as off-balance sheet transactions, on the financial statements; and

d)	Any material written communication between the auditors and the management of the Company (such as any management letter or schedule of unadjusted differences).

The Committee shall review with the outside auditors and the internal auditors any audit problems or difficulties encountered (including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management) and management’s response. The Committee shall be responsible for the resolution of disagreement among the Company’s management, the outside auditors and the internal auditors regarding financial reporting.

The Committee shall review with the internal auditor and the external auditor their annual audit plans and the degree of coordination of such plans.

Based on the above review and discussions, the Committee shall determine whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

The Committee shall prepare the report of the audit Committee required by the rules of the SEC included in the Company’s annual proxy statement.

The Committee shall periodically discuss with management the types of information to be disclosed and the types of presentation to be made in quarterly earnings press releases and with respect to financial information and earnings guidance provided to analysts and rating agencies or otherwise made public.

Risk Management:

The Committee shall discuss with management, the internal auditors and the outside auditors, the Company’s policies with respect to risk assessment and risk management. This discussion should cover the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures.

The Committee shall review the annual audit report regarding officers’ expense accounts and perquisites and the results of any surveys of compliance with any business conduct policies of the Company.

Compliance with Laws, Regulations and Ethics Codes:

The Committee shall review with the Company’s general counsel, the internal auditors and other appropriate parties, as applicable, legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance policies and procedures and any material reports received from or communications with regulators or government agencies.

The Committee shall review and pre-approve any related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest, or adherence to standards of business conduct as required by the policies of the Company.

The Committee shall (i) review all requests for waivers of any code of conduct and ethics policies or procedures that the Company has adopted including requests from executive, operating or financial officers and management of the Company and from any other individuals that conduct business on behalf of the Company or who are involved with the preparation of financial statements or in the assessment of the Company’s internal disclosure controls over financial reporting, and (ii) promptly disclose any waivers that are required by regulation or listing standards to be disclosed publicly.

The Committee shall establish, oversee and regularly review the adequacy and performance of procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control and/or auditing matters; and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

The Committee shall have authority to establish, monitor and maintain a Whistleblower Protection Policy for the Company that facilitates the reporting of suspected wrongdoings of the Company, and prohibits retaliatory action against employees who report suspected wrongdoings when they reasonably believe violations of laws, rules or regulations have occurred.

Related Party Transactions:

(a) The Committee will review any issues relating to conflicts of interests and all related party transactions of the Company (“Related Party Transactions”).

(b) The Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a Related Party Transaction:

(1)	fairness of the terms for the Company (including fairness from a financial point of view);
(2)	materiality of the transaction;
(3)	bids / terms for such transaction from unrelated parties;
(4)	structure of the transaction;
(5)	the policies, rules and regulations of the U.S. federal and state securities laws;
(6)	the policies of the Committee; and
(7)	interests of each related party in the transaction.

(c) The Committee will only approve a Related Party Transaction if the Committee determines that the terms of the Related Party Transaction are beneficial and fair (including fair from a financial point of view) to the Company and are lawful under the laws of the United States. In the event multiple members of the Committee are deemed a related party, the Related Party Transaction will be considered by the disinterested members of the Board of Directors in place of the Committee.

(d) The following transactions will be exempted from the Policy and will be governed by the Company’s other applicable policies:

(1)	payment of compensation by the Company to its officers or directors for service to the Company in their stated capacity;

(2)	transactions available to all employees or all stockholders of the Company on the same terms; and

(3)	transactions which, when aggregated for any related party, involve less than $120,000 and are approved by the Chief Executive Officer, who is not a related party in the transaction.

(e) Approval of a Related Party Transaction may be conditioned upon the Company and the related party taking any or all of the following additional actions, or any other actions that the Committee deems appropriate:

(1)	requiring the related party to resign from, or change position within, an entity that is involved in the Related Party Transaction with the Company;

(2)	assuring that the related party will not be directly involved in negotiating the terms of the Related Party Transaction:

(3)	limiting the duration or magnitude of the Related Party Transaction;

(4)	requiring that information about the Related Party Transaction be documented and that reports reflecting the nature and amount of the Related Party Transaction be delivered to the Committee on a regular basis;

(5)	requiring that the Company have the right to terminate the Related Party Transaction by giving a specified period of advance notice; or

(6)	appointing a Company representative to monitor various aspects of the Related Party Transaction.

(f) If the Company or a related party becomes aware that any Related Party Transaction exists that has not been previously approved or ratified under this policy, it will promptly submit the transaction to the Committee or Chair of the Committee or disinterested members of the Board of Directors for consideration. The Committee or Chair of the Committee or Board will evaluate the transaction under this policy and will consider all options, including ratification, amendment or termination of the Related Party Transaction.

(g) All Related Party Transactions are to be disclosed in the Company’s applicable filings with the SEC, as required by the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and related rules and regulations. All Related Party Transactions will be disclosed to the Committee and any material Related Party Transaction will be disclosed to the Board of Directors.

(h) The Committee is prohibited from approving or ratifying any Related Party Transaction whereby the Company directly or indirectly, including through any subsidiary, extends or maintains credit, arranges for the extension of credit, or renews an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company.